                                                                       EXHIBIT 5


                        [TROUTMAN SANDERS LLP LETTERHEAD]
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP

                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                  May 20, 2003

Arris Group, Inc.
11450 Technology Circle
Duluth, GA  30097

         Re:      Registration Statement on Form S-3 relating to
                  $125,000,000 aggregate principal amount of
                  4-1/2% Convertible Subordinated Notes due 2008

Ladies and Gentlemen:

         We have acted as counsel to Arris Group, Inc., a Delaware corporation, (the "Company") in connection with its filing of the registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Securities Act") relating to the resale by certain selling securityholders of up to $125,000,000 aggregate principal amount of 4-1/2% Convertible Subordinated Notes due 2008 (the "Notes") and the shares of common stock, par value $0.01 per share, of the Company into which the Notes may be converted (the "Conversion Shares"). The Notes were issued under the indenture dated as of March 18, 2003 between the Company and The Bank of New York, as Trustee (the "Indenture").

         This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards") which Interpretive Standards (whether or not expressly set forth herein) are incorporated in this opinion by this reference.

         In connection with this opinion, we have examined the Registration Statement, including the related prospectus, and the Indenture, including the form of Note attached thereto. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied, without independent investigation, upon statements and representations of officers and representatives of the Company and the Trustee and of public officials.


           ATLANTA * HONG KONG * LONDON * NORFOLK * RALEIGH * RICHMOND
                TYSONS CORNER * VIRGINIA BEACH * WASHINGTON, D.C.

       TROUTMAN SANDERS LLP
         ATTORNEYS AT LAW
  A LIMITED LIABILITY PARTNERSHIP


Arris Group, Inc.
May 20, 2003
Page 2

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the due authorization of all documents and agreements by all parties thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. Further, we have assumed that the Indenture is the valid and legally binding obligation of the Trustee and that the Notes have been duly authenticated by the Trustee.

         Based upon the foregoing, and subject to the qualifications, limitations, exceptions and assumptions stated herein, we are of the opinion that:

         1. If, notwithstanding the choice of New York law provision contained in the Notes and in Section 14.8 of the Indenture (as to which we express no opinion regarding its enforceability), the Notes and the Indenture were to be construed under the laws of the State of Georgia (other than the choice of law provisions thereof), the Notes would constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         2. The Conversion Shares into which the Notes are initially convertible have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

Our opinion set forth above in subparagraph 1 is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Georgia and the General Corporation Law of the State of Delaware; however, we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, Georgia), municipal law or the laws of any local agencies within any state (including, without limitation, Georgia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

       TROUTMAN SANDERS LLP
         ATTORNEYS AT LAW
  A LIMITED LIABILITY PARTNERSHIP


Arris Group, Inc.
May 20, 2003
Page 3

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     /s/ Troutman Sanders LLP
                                                     TROUTMAN SANDERS LLP